Exhibit 99.1

SC Health Corporation Announces Pricing of Initial Public Offering

NEW YORK--(BUSINESS WIRE)-- SC Health Corporation (“SC Health”) announced today the pricing of its initial public offering and committed capital raise of up to $222.5 million in the aggregate, comprised of a $150 million initial public offering (up to $172.5 million if the Underwriters (defined below) exercise their over-allotment option in full), plus $50 million in committed capital to complete an initial business combination. The initial public offering of 15,000,000 units priced at $10.00 per unit. SC Health has granted the Underwriters a 45-day option to purchase up to 2,250,000 additional units at the initial public offering price to cover over-allotments, if any. The units will be listed on the New York Stock Exchange (“NYSE”) in the United States and trade under the ticker symbol “SCPE.U” beginning July 12, 2019. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the symbols “SCPE” and “SCPE WS,” respectively. The initial public offering is expected to close on July 16, 2019, subject to customary closing conditions.

Credit Suisse Securities (USA) LLC is acting as sole book running manager in the offering and I-Bankers Securities, Inc. is acting as co-manager (together, the “Underwriters”).

SC Health Group Limited has agreed to provide $50 million in the form of committed capital in a private placement to occur concurrently with SC Health’s initial business combination. SC Health intends to use the net proceeds of the initial public offering and forward purchase agreement for an initial business combination with a target with operations or prospects in the healthcare sector in the Asia Pacific region, which may be a platform in the Asia Pacific region or a global platform with a meaningful Asia Pacific growth thesis and to cover operating expenses and working capital requirements.

The initial public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission (“SEC”) website, http://www.sec.gov; Credit Suisse Securities (USA) LLC (Address: Credit Suisse Securities (USA) LLC, Prospectus Department, Eleven Madison Avenue, New York, NY 10010; Tel: (800) 221-1037; Email: newyork.prospectus@credit-suisse.com).

A registration statement relating to the securities sold in the initial public offering has been declared effective by the SEC on July 11, 2019.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act and applicable state securities laws.

About SC Health Corporation

SC Health is a special purpose acquisition company formed by SC Health Group Limited, an affiliate of SIN Capital Group Pte. Ltd. (“SINCap”), for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. SINCap is a Pan-Asia multi-asset professional investment firm with a differentiated investment approach centered around several key tenets: a long-term investment horizon and close partnership with management; building platforms in under-invested but high growth industries; and employing an ‘‘Investor-Operator’’ model focused on comprehensive operational value-add.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of SC Health, including those set forth in the Risk Factors section of SC Health’s registration statement and preliminary prospectus for SC Health’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. SC Health undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts
Lynn Lau, Chief Financial Officer
contact@schealthcorp.com

Source: SC Health Corporation